INVESCO VAN KAMPEN GOVERNMENT SECURITIES FUND                      SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 9/30/2010
FILE NUMBER :      811-05686
SERIES NO.:        14

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A                              $23,661
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B                              $ 1,144
          Class C                              $   726
          Class Y                              $ 1,690
          Institutional Class                  $   193

73A.      Payments per share outstanding during the entire current period: (form
          nnn.nnnn)
        1 Dividends from net investment income
          Class A                               0.2874
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B                               0.2157
          Class C                               0.2156
          Class Y                               0.3114
          Institutional Class                   0.0670

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                               74,356
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                                4,314
          Class C                                3,041
          Class Y                                  147
          Institutional Class                    4,427

74V.    1 Net asset value per share (to nearest cent)
          Class A                              $  9.81
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B                              $  9.78
          Class C                              $  9.74
          Class Y                              $  9.79
          Institutional Class                  $  9.80